Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE
PolyOne Announces Fourth Quarter 2009 Results
And New Global Organization
•	Earnings per share of $0.25 versus loss of $3.07 in prior year

•	Excluding special items and tax adjustments in both periods, earnings per share improve to $0.14 from $0.08 in prior year

•	Combined operating income from specialty businesses grows nearly tenfold to $18.4 million in the fourth quarter of 2009 from $1.9 million in the fourth quarter of 2008

•	Completed acquisition of specialty healthcare company New England Urethane, Inc.
CLEVELAND — February 4, 2010 — PolyOne Corporation (NYSE: POL) today reported net income of $24.0 million, or $0.25 per diluted share on revenues of $552.5 million in the fourth quarter of 2009, compared with a net loss of $282.6 million or $3.07 per diluted share on revenues of $541.8 million in the fourth quarter of 2008. On a comparable basis, earnings per share before special items and one-time tax items increased 75 percent over prior year levels to $0.14 per diluted share compared to $0.08 per diluted share recorded in the fourth quarter of 2008.
“Specialty operating income grew nearly tenfold from the fourth quarter of 2008 to the fourth quarter of 2009 driven primarily by a thirty percent increase in our International segment sales,” said Stephen D. Newlin, chairman, president and chief executive officer. “I am also pleased with our sequential top-line growth from the third quarter of 2009, as the addition of new business gains in our Distribution business allowed us to overcome the seasonal decline in revenues traditionally experienced during the fourth quarter.”
Newlin continued, “During the first half of 2009 we focused on reducing costs and working capital and we achieved substantial gross margin expansion and improved cash flow as a result. With demonstrated sustainable earnings improvement, we were able to increase our focus on winning profitable new business and growing the top line during the second half of the year. The previously announced agreement providing for our distribution of DuPont products during the third quarter of 2009 is a perfect illustration of how exemplary customer service combined with best in class on-time delivery performance makes us the supplier of choice in the polymer industry.”

“The fourth quarter of 2008 included a $16.5 million benefit from LIFO versus a $3.2 million benefit during the fourth quarter of 2009,” said Robert M. Patterson, senior vice president and chief financial officer. “Excluding the impact of LIFO in both periods, gross margin expanded five hundred basis points driven principally by improved mix, lower raw material costs and restructuring savings.”
Included in the results for the fourth quarter of 2009 are pre-tax special items netting to $1.9 million ($0.8 million after-tax) primarily related to expenses associated with environmental remediation and previously announced restructuring actions, net of asset sale gains. The Company also recorded $12 million of favorable tax adjustments primarily related to a reduction in its tax valuation allowance. During the fourth quarter of 2008, the Company recorded charges of $170 million for goodwill impairment, $105 million related to income tax valuation allowances, and $15 million related to special items.
The chart below provides a comparison of fourth quarter 2009 results with the fourth quarter of 2008, showing the impact of special items and the above-mentioned tax matters:

	Q4 2009	EPS	Q4 2008	EPS
Net Income	$24.0	$0.25	$(282.6)	$(3.07)

Special items, after tax	0.8	0.01	185.0	2.01
Tax adjustments	(12.0)	(0.12)	104.5	1.14

	$12.8	$0.14	$6.9	$0.08
During the fourth quarter of 2009, cash declined $18 million as the Company made an $11 million advance contribution to its pension funds, acquired the specialty healthcare company New England Urethane, Inc. for $11.5 million, and retired medium term notes of $20 million. At year-end, cash and liquidity were $223 million and $336 million, respectively, which are both substantially higher than the $44 million of cash and $166 million of liquidity reported at the end of 2008.

Strategy and Outlook Update
Commenting on the Company’s near term outlook, Patterson said, “We are cautiously optimistic about the economy and we believe we are seeing positive momentum. We acknowledge government stimulus programs may have helped the economy in the back half of 2009 and this may not continue this year. Nevertheless, we expect to grow our strategic platform earnings through top line growth in 2010. This earnings expansion will likely be partially offset by a decline in equity earnings from our SunBelt joint venture and could be further challenged by raw material inflation.”
“Our focus on becoming a specialty company is unwavering,” said Newlin about the Company’s strategy. “Over the last three years we have sought to transform PolyOne—overhauling our commercial philosophy, our leadership team, and how we recognize and reward our people. We’ve also enhanced operational excellence using lean six sigma and expanded our geographic footprint. In so doing, we have radically shifted the earnings profile of our company by reducing our dependence on traditionally cyclical, commodity end markets and equity investment earnings, and grown our specialty platform.”
The following chart highlights the growth trends in profitability of PolyOne’s three strategic platforms over the past four years:
Newlin continued, “While we have been focused on specialty, we have not abandoned core markets such as housing and automotive. We believe that going forward we stand to benefit from the continued execution of our specialty strategy, and at the same time realize earnings leverage as housing and automotive recover from the unsustainably low levels of 2009.”

New Global Organization Structure
“Today I am very pleased to announce a series of major organizational improvements to our company that will help us better serve our global customers, drive our earnings growth, better execute the four pillars of our strategy, and leverage our strong geographic footprint,” said Newlin. “Broadly, we are changing our Specialty platform from regionally organized to globally organized and we are globalizing our sourcing function. To support every PolyOne business unit and function, we will have regional presidents in Europe and Asia to coordinate and direct activities within those geographies, such that all of these improvements will allow us to deliver global solutions with a local touch.”
The following organization changes were effective January 1, 2010:
John V. Van Hulle is now president of Global Color, Additives and Inks, responsible for determining strategy and driving revenue and earnings growth for the global business. John will be responsible for all sales, marketing, research and development, and manufacturing functions of the Global Color, Additives and Inks business.
Craig M. Nikrant becomes president of Global Specialty Engineered Materials and will be responsible for determining strategy and driving revenue and earnings growth for the global business. Craig will be responsible for all sales, marketing, research and development, and manufacturing functions of Global Specialty Engineered Materials.
Bernard Baert is now president of Europe and International. In this critical role, Bernard will be responsible for driving performance, and ensuring consistency within all platforms in Europe and Latin America, managing shared services, and supporting growth of all our businesses. Bernard will also be responsible for increasing our presence in Latin America and the Middle East and supporting our Asian operations.
Dr. Willie Chien becomes president of Asia, our highest growth region. Willie will be responsible for driving performance, and ensuring consistency within all platforms in Asia, managing shared services, and supporting growth of all our businesses across the entire region.
PolyOne Distribution and Performance Products and Solutions will not see significant changes; however, Michael L. Rademacher, will become president of Distribution and Robert M. Rosenau will become president of Performance Products and Solutions.
Thomas J. Kedrowski, senior vice president, supply chain and operations will assume direct responsibility for global sourcing, overseeing the procurement of all raw materials, indirect materials, and services on a global basis. Tom will also continue to lead the global implementation of our lean six sigma initiative.
“As you can see, all of our business units will be organized globally, but we will also reap strong benefits from geographic leaders, whose experience and leadership will help PolyOne deliver consistency and growth” said Newlin. “This structure provides advantages for our customers, shareholders, and associates. It will create value for our customers by delivering consistent service and quality, superior technology, and innovative solutions coupled with a strong connection to the local culture, customs, and languages of our customers.”

Beginning with the first quarter of 2010, the Company will report the results of its operations according to its new organization structure which will consist of five reportable segments: (1) Global Color, Additives and Inks, (2) Global Specialty Engineered Materials, (3) Performance Products and Solutions, (4) Distribution, and (5) SunBelt, its equity investment joint venture.
Fourth Quarter 2009 Conference Call
PolyOne will host a conference call at 9 a.m. Eastern Time on Thursday, February 4, 2010. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), passcode 30459045, conference topic: fourth quarter 2009 PolyOne earnings conference call. The call will be available for replay until February 11, 2010 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The passcode for the replay is 50855919.
# # #
About PolyOne
PolyOne Corporation, with 2009 revenues of $2.1 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside of Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.
To access PolyOne’s news library online, please visit www.polyone.com/news
Investor Relations Contact:

Joseph P. Kelley
Vice President, Planning & Investor Relations
PolyOne Corporation
+1 440-930-3502
joseph.kelley@polyone.com
Media Contact:

Amanda Marko
Director, Corporate Communications
PolyOne Corporation
+1 440-930-3162
amanda.marko@polyone.com

Forward-looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates in the markets where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.
We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.
# # #

Attachment 1
Supplemental Information
Summary of Consolidated Operating Results (Unaudited)
Fourth Quarter 2009
(In millions, except per share data)
Operating results:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Sales	$552.5	$541.8	$2,060.7	$2,738.7

Operating income (loss)	25.6	(174.7)	98.4	(129.3)

Net income (loss)	24.0	(282.6)	67.8	(272.9)

Basic earnings (loss) per share	$0.26	$(3.07)	$0.73	$(2.94)

Diluted earnings (loss) per share	$0.25	$(3.07)	$0.73	$(2.94)

Total basic and diluted per share impact of special items (1)	$(0.01)	$(2.01)	$0.04	$(2.22)
Special items (1):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Cost of sales

Employee separation and plant phaseout costs	$(1.2)	$(17.4)	$(24.4)	$(29.3)
Reimbursement of previously incurred environmental costs	—	—	23.9	—
Environmental remediation costs	(3.4)	(1.3)	(11.7)	(15.6)

Impact on cost of sales	(4.6)	(18.7)	(12.2)	(44.9)

Selling and administrative
Legal	(0.1)	—	(0.3)	—
Curtailment and other postemployment benefit gain	0.8	—	21.9	—
Employee separation and plant phaseout costs	(0.8)	(9.2)	(2.8)	(10.4)

Impact on selling and administrative	(0.1)	(9.2)	18.8	(10.4)

Gain on sale and (charges) related to investment in equity affiliates	2.8	—	2.8	(4.7)

Impairment of goodwill	—	(170.0)	(5.0)	(170.0)

Impact on operating income (loss)	(1.9)	(197.9)	4.4	(230.0)

Impairment of available for sale security	—	(0.6)	—	(0.6)

Impact on operating income and (loss) income before income taxes	(1.9)	(198.5)	4.4	(230.6)

Income tax (expense) benefit on special items	1.1	13.5	(1.1)	24.4

Impact of special items on net income (loss)	(0.8)	(185.0)	3.3	(206.2)

Basic and diluted impact per common share	$(0.01)	$(2.01)	$0.04	$(2.22)

Weighted average shares used to compute earnings per share:
Basic	92.5	92.1	92.4	92.7
Diluted	94.4	92.1	93.4	92.7

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 2
PolyOne Corporation and Subsidiaries
Consolidated Statements of Operations (Unaudited)
(In millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Sales	$552.5	$541.8	$2,060.7	$2,738.7

Cost of sales	464.8	483.8	1,720.2	2,442.1

Gross margin	87.7	58.0	340.5	296.6
Selling and administrative	68.7	69.5	272.3	287.1
Adjustment to impairment of goodwill	—	170.0	5.0	170.0
Income from equity affiliates	6.6	6.8	35.2	31.2

Operating income (loss)	25.6	(174.7)	98.4	(129.3)
Interest expense, net	(8.2)	(9.3)	(34.3)	(37.2)
Other expense, net	(1.1)	(1.9)	(9.6)	(4.6)

Income (loss) before income taxes	16.3	(185.9)	54.5	(171.1)
Income tax benefit (expense)	7.7	(96.7)	13.3	(101.8)

Net income (loss)	$24.0	$(282.6)	$67.8	$(272.9)

Basic earnings (loss) per common share	$0.26	$(3.07)	$0.73	$(2.94)

Diluted earnings (loss) per common share	$0.25	$(3.07)	$0.73	$(2.94)

Weighted-average shares used to compute earnings per share:
Basic	92.5	92.1	92.4	92.7
Diluted	94.4	92.1	93.4	92.7

Equity affiliates earnings recorded by PolyOne:
SunBelt	$3.1	$5.7	$29.7	$32.5
Other equity affiliates	3.5	1.1	5.5	(1.3)

Income from equity affiliates	$6.6	$6.8	$35.2	$31.2

Attachment 3
PolyOne Corporation and Subsidiaries
Condensed Consolidated Balance Sheets
(In millions)

	(Unaudited)
	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$222.7	$44.3
Accounts receivable, net	274.4	262.1
Inventories	159.6	197.8
Deferred income tax assets	—	1.0
Other current assets	38.0	19.9

Total current assets	694.7	525.1
Property, net	392.4	432.0
Investment in equity affiliates and nonconsolidated subsidiary	5.8	20.5
Goodwill	163.5	163.9
Other intangible assets, net	71.7	69.1
Deferred income tax assets	8.1	0.5
Other non-current assets	55.7	66.6

Total assets	$1,391.9	$1,277.7

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$19.9	$19.8
Short-term debt	0.5	6.2
Accounts payable	238.3	160.0
Accrued expenses and other liabilities	117.0	118.2

Total current liabilities	375.7	304.2
Long-term debt	389.2	408.3
Postretirement benefits other than pensions	21.8	80.9
Pension benefits	173.0	225.0
Other non-current liabilities	98.6	83.4
Shareholders’ equity	333.6	175.9

Total liabilities and shareholders’ equity	$1,391.9	$1,277.7

Attachment 4
PolyOne Corporation and Subsidiaries
Consolidated Statements of Cash Flows (Unaudited)
(In millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Operating Activities
Net income (loss)	$24.0	$(282.6)	$67.8	$(272.9)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15.0	16.2	64.8	68.0
Deferred income tax (benefit) provision	(3.5)	94.5	5.9	89.4
Provision for doubtful accounts	0.3	0.7	3.3	6.0
Stock compensation expense	0.4	0.8	2.6	3.0
Impairment of goodwill	—	170.0	5.0	170.0
Asset write-downs and impairment charges, net of (gain) on sale of assets	(4.0)	3.1	3.7	3.6
Companies carried at equity:
Income from equity affiliates	(6.6)	(6.8)	(35.2)	(31.2)
Dividends and distributions received	8.9	12.1	36.5	32.9
Change in assets and liabilities, net of acquisition:
Decrease in accounts receivable	21.5	135.2	1.3	60.8
(Increase) decrease in inventories	(0.8)	68.5	39.1	33.6
(Decrease) increase in accounts payable	(21.5)	(130.8)	76.3	(94.7)
(Decrease) increase in sale of accounts receivable	—	(11.6)	(14.2)	14.2
(Decrease) in accrued expenses and other	(20.9)	(13.8)	(27.2)	(10.2)

Net cash provided by operating activities	12.8	55.5	229.7	72.5

Investing Activities
Capital expenditures	(15.8)	(12.9)	(31.7)	(42.5)
Business acquisitions, net of cash acquired	(11.5)	—	(11.5)	(150.2)
Investment in affiliated company	—	—	—	(1.1)
Proceeds from sale of equity affiliate and other assets	17.0	0.3	17.0	0.3

Net cash used by investing activities	(10.3)	(12.6)	(26.2)	(193.5)

Financing Activities
Change in short-term debt	(0.2)	(30.1)	(5.7)	43.3
Issuance of long-term debt, net of debt issuance cost	—	—	—	77.8
Repayment of long-term debt	(20.0)	(3.1)	(20.0)	(25.3)
Purchase of common stock for treasury	—	(0.9)	—	(8.9)
Proceeds from exercise of stock options	—	—	—	1.1

Net cash (used) provided by financing activities	(20.2)	(34.1)	(25.7)	88.0

Effect of exchange rate changes on cash	(0.6)	(1.5)	0.6	(2.1)

(Decrease) increase in cash and cash equivalents	(18.3)	7.3	178.4	(35.1)
Cash and cash equivalents at beginning of period	241.0	37.0	44.3	79.4

Cash and cash equivalents at end of period	$222.7	$44.3	$222.7	$44.3

Attachment 5
Business Segment and Platform Operations (Unaudited)
(In millions)
Operating income at the segment level does not include: special items as defined on attachment 1; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Sales:
International Color and Engineered Materials	$125.9	$96.4	$459.4	$587.4
Specialty Engineered Materials	53.5	54.4	208.6	252.3
Specialty Color, Additives and Inks	48.5	49.3	194.7	228.6

Specialty Platform	227.9	200.1	862.7	1,068.3
Performance Products and Solutions	157.7	193.7	667.7	1,001.4
PolyOne Distribution	190.0	172.7	625.1	796.7
Corporate and eliminations	(23.1)	(24.7)	(94.8)	(127.7)

Sales	$552.5	$541.8	$2,060.7	$2,738.7

Gross margin:
International Color and Engineered Materials	$28.6	$13.6	$98.5	$96.4
Specialty Engineered Materials	14.3	9.8	51.2	45.9
Specialty Color, Additives and Inks	13.0	11.0	48.2	48.0

Specialty Platform	55.9	34.4	197.9	190.3
Performance Products and Solutions	19.8	28.2	93.5	85.3
PolyOne Distribution	18.5	15.6	62.2	73.1
Resin and Intermediates	—	—	—	—
Corporate and eliminations	(6.5)	(20.2)	(13.1)	(52.1)

Gross margin	$87.7	$58.0	$340.5	$296.6

Operating income (loss):
International Color and Engineered Materials	$8.7	$(2.4)	$22.6	$20.4
Specialty Engineered Materials	5.2	1.8	16.2	12.9
Specialty Color, Additives and Inks	4.5	2.5	14.2	13.5

Specialty Platform	18.4	1.9	53.0	46.8
Performance Products and Solutions	8.1	16.0	43.5	34.9
PolyOne Distribution	9.5	6.2	24.8	28.1
Resin and Intermediates	2.0	4.4	25.5	28.6
Corporate and eliminations	(12.4)	(203.2)	(48.4)	(267.7)

Operating income (loss)	$25.6	$(174.7)	$98.4	$(129.3)

Specialty Platform consists of our three specialty businesses: International Color and Engineered Materials; Specialty Engineered Materials; and Specialty Color, Additives and Inks. We present Specialty Platform sales, gross margin, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 6
Reconciliation of Non-GAAP Financial Measures (Unaudited)
(In millions, except per share data)
Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See attachment 1 for a definition of special items.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation to Consolidated Statements of Operations	2009	2008	2009	2008

Sales	$552.5	$541.8	$2,060.7	$2,738.7

Gross margin before special items	92.3	76.7	352.7	341.5
Special items in gross margin	(4.6)	(18.7)	(12.2)	(44.9)

Gross margin	$87.7	$58.0	$340.5	$296.6

Gross margin before special items as a percent of sales	16.7%	14.2%	17.1%	12.5%

Operating income before special items	27.5	23.2	94.0	100.7
Special items in operating income	(1.9)	(197.9)	4.4	(230.0)

Operating income (loss)	$25.6	$(174.7)	$98.4	$(129.3)

Senior management uses comparisons of net (loss) income and basic and diluted (loss) earnings per share (EPS) before special items, tax adjustments and tax valuation allowance to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended		Three Months Ended
	December 31, 2009		December 31, 2008
Reconciliation to Consolidated Statements of Operations	$	EPS	$	EPS

Net income (loss)	$24.0	$0.25	$(282.6)	$(3.07)
Special items, after-tax (attachment 1)	0.8	0.01	185.0	2.01
Tax (a)	(12.0)	(0.12)	104.5	1.14

	$12.8	$0.14	$6.9	$0.08

	Year Ended		Year Ended
	December 31, 2009		December 31, 2008
Reconciliation to Consolidated Statements of Operations	$	EPS	$	EPS

Net income (loss)	$67.8	$0.73	$(272.9)	$(2.94)
Special items, after-tax (attachment 1)	(3.3)	(0.04)	206.2	2.22
Tax (a)	(29.8)	(0.32)	104.5	1.13

	$34.7	$0.37	$37.8	$0.41

(a)	Net tax (benefit) loss from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets
Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

	Three Months Ended		Year Ended
	December 31,		December 31,
Reconciliation to Consolidated Statements of Cash Flows	2009	2008	2009	2008

Net cash provided by operating activities	$12.8	$55.5	$229.7	$72.5
Net cash used by investing activities	(10.3)	(12.6)	(26.2)	(193.5)
(Increase) decrease in sale of accounts receivable	—	11.6	14.2	(14.2)

Free cash flow	$2.5	$54.5	$217.7	$(135.2)